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                                                                     Exhibit 4.1

                            MELLON BANK CORPORATION

                       RESTATED ARTICLES OF INCORPORATION

     FIRST: The name of the Corporation is Mellon Bank Corporation.

     SECOND: The location and post office address of its registered office in this Commonwealth is One Mellon Bank Center, 500 Grant Street, City of Pittsburgh, County of Allegheny, Pennsylvania 15258.

     THIRD: The Corporation is organized under the provisions of the Pennsylvania Business Corporation Law (the "Business Corporation Law"), and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.

     FOURTH: The term of its existence is perpetual.

     FIFTH: The aggregate number of shares which the Corporation shall have authority to issue is 850,000,000 of which 50,000,000 shares shall be Preferred Stock, par value $1.00 per share, issuable in one or more series, and 800,000,000 shares shall be Common Stock, par value $0.50 per share.

     A description of each such class of shares and a statement of the authority hereby vested in the Board of Directors of the Corporation to fix and determine the designations, preferences, qualifications, limitations, restrictions and special or relative rights and preferences granted to or imposed upon the shares of each class and series are as follows:

          Section I. PREFERRED STOCK. The Preferred Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the designation and the relative rights and preferences of the series so established, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including, but not limited to, variations between different series in the following respects:

     (a) the distinctive serial designation of such series;

     (b) the annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

     (c) the redemption price or prices, if any, for shares for such series and the terms and conditions on which such shares may be redeemed;

     (d) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

     (e) the preferential amount or amounts payable upon shares of such series in the event of the voluntary liquidation of the Corporation;

     (f ) the voting rights of shares of such series;

     (g) the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the Corporation into which such shares may be converted;

     (h) the relative seniority, parity or junior rank of such series with respect to other series of Preferred Stock then or thereafter to be issued; and

     (i) such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolutions, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

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     The designations, numbers of shares and the voting rights, preferences, limitations and special rights, if any, as determined by the Board of Directors, of the shares of each series of the Preferred Stock outstanding from time to time are as stated in Appendix A attached hereto and incorporated herein by reference and in any amendment to Appendix A or to these Restated Articles of Incorporation (hereinafter, the "Articles") authorized by Section 1522(b) of the Business Corporation Law and hereafter filed with the Pennsylvania Department of State pursuant to Section 1522(c) or 1914(c)(5) of the Business Corporation Law or any successor statutory provisions.

          Section II. COMMON STOCK. Except for and subject to those rights expressly granted to holders of the Preferred Stock by resolution or resolutions adopted by the Board of Directors pursuant to Section I of this Article Fifth and except as may be provided by the laws of the Commonwealth of Pennsylvania, holders of the Common Stock shall have exclusively all other rights of shareholders. All or part of the shares of Common Stock of the Corporation may be uncertificated shares to the extent determined by the Board of Directors of the Corporation (or by any officer or other person as the Board of Directors may designate) from time to time; however, in no event shall shares of Common Stock represented by a certificate be deemed uncertificated until the certificate is surrendered to the Corporation.

          Section III. PREEMPTIVE RIGHTS; CUMULATIVE VOTING.

     (a) The Corporation may issue shares, option rights, securities having conversion or option rights and any other securities of any class without first offering them to shareholders of any class or classes.

     (b) The shareholders shall not have any right of cumulative voting.

     SIXTH: The following are provisions for the regulation of the internal affairs and business of the Corporation:

     (a) By-Laws. The Board of Directors of the Corporation shall have the power to make, alter, amend and repeal such By-Laws as it may deem necessary and convenient for the regulation and management of the Corporation not inconsistent with law or the Articles.

     (b) Indemnification of Directors, Officers and Others.

          Section I. RIGHT TO INDEMNIFICATION. Except as prohibited by law, every Director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, that no such right of indemnification shall exist with respect to an Action brought by an indemnitee (as hereinafter defined) against the Corporation except as provided in the last sentence of this
     Section I. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article Sixth(b). As used in this Article Sixth(b), "indemnitee" shall include each Director and officer of the Corporation and each other person denominated by the Board of Directors as entitled to the benefits of this Article Sixth(b), "expenses" shall include fees and expenses of counsel selected by any such indemnitee and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Section I for expenses incurred in connection with any Action brought by an indemnitee against the Corporation only if (i) the Action is a claim for indemnity or expenses under Section III of this Article Sixth(b) or otherwise, (ii) the indemnitee is successful in whole or in part in the Action for which expenses are

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     claimed or (iii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

          Section II. RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in any Action (other than an Action brought by such indemnitee against the Corporation) paid in advance by the Corporation prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision in the Articles, By-Laws, agreement or otherwise to reimburse the Corporation in certain events.

          Section III. RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Section I or Section II of this Article Sixth(b) is not paid in full by the Corporation within thirty days after such claim has been received by the Corporation, the indemnitee may at any time thereafter initiate an Action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Action. It shall be a defense to any Action to recover a claim under Section I that the indemnitee's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under Section II of this Section shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision in the Articles, By-Laws, agreement or otherwise.

          Section IV. INSURANCE AND FUNDING. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article Sixth(b). The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums, as may become necessary to effect indemnification as provided herein.

          Section V. NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The rights of indemnification and advancement of expenses provided for in this Article Sixth(b) (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of each indemnitee, (iii) shall continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided for in this Article Sixth(b) may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

          Section VI. EFFECTIVE DATE. This Article Sixth(b) shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law prohibits its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

     (c) Reserved Power. The Corporation shall be deemed for all purposes to have reserved the right to alter, change or repeal any provision contained in its Articles or By-Laws to the extent now or hereafter permitted or prescribed by law, and all rights herein conferred upon shareholders and others are granted subject to such reservation.

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     SEVENTH: To the fullest extent that the laws of the Commonwealth of
Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

     This Article Seventh shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Corporation occurring prior to January 27, 1987. The provisions of this Article shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any other provision of the Articles or By-Laws of the Corporation which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

     Effective, September 17, 1998.

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                                   APPENDIX A

                   PERTINENT PORTIONS OF SERIES DESIGNATIONS
                                      FOR
                            MELLON BANK CORPORATION
                                PREFERRED STOCK

                            SERIES A PREFERRED STOCK

     [As of the date of these Restated Articles of Incorporation, no shares of the Corporation's Series A Preferred Stock remain outstanding. The Series Designation and subsequent Statements Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

                            SERIES B PREFERRED STOCK

     [In accordance with its terms, all outstanding shares of Series B Preferred Stock were redeemed on December 1, 1993. The Series Designation and subsequent Statements Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

                           SERIES C-1 PREFERRED STOCK

     [As of the date of these Restated Articles of Incorporation, no shares of the Corporation's Series C-1 Preferred Stock remain outstanding. The Series Designation and subsequent Statement Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

                           SERIES C-2 PREFERRED STOCK

     [As of the date of these Restated Articles of Incorporation, no shares of the Corporation's Series C-2 Preferred Stock remain outstanding. The Series Designation and subsequent Statement Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

                            SERIES D PREFERRED STOCK

     [In accordance with its terms, all outstanding shares of Series D Preferred Stock were converted into shares of Common Stock on August 31, 1994. The Series Designation and subsequent Statements Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

                            SERIES E PREFERRED STOCK

     [As of the date of these Restated Articles of Incorporation, no shares of the Corporation's Series E Preferred Stock remain outstanding. The Series Designation and subsequent Statement Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

                            SERIES F PREFERRED STOCK

     [As of the date of these Restated Articles of Incorporation, no shares of the Corporation's Series F Preferred Stock remain outstanding. The Series Designation and subsequent Statement Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

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                            SERIES G PREFERRED STOCK

     [As of the date of these Restated Articles of Incorporation, no shares of the Corporation's Series G Preferred Stock remain outstanding. The Series Designation and subsequent Statement Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

                            SERIES H PREFERRED STOCK

     [In accordance with its terms, all outstanding shares of Series H Preferred Stock were redeemed on March 1, 1995. The Series Designation and subsequent Statement Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

                            SERIES I PREFERRED STOCK

     [In accordance with its terms, all outstanding shares of Series I Preferred Stock were redeemed on December 16, 1996. The Series Designation and subsequent Statement Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

                            SERIES J PREFERRED STOCK

     [In accordance with its terms, all outstanding shares of Series J Preferred Stock were redeemed on February 18, 1997. The Series Designation and subsequent Statement Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]

                            SERIES K PREFERRED STOCK

     [In accordance with its terms, all outstanding shares of Series K Preferred Stock were redeemed on February 17, 1998. The Series Designation and subsequent Statement Affecting Series Designation for such shares have been intentionally omitted from this Appendix.]




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